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                                     EXHIBIT 23.1
                           CONSENT OF INDEPENDENT AUDITORS

   We consent to the reference to our firm under the caption "Experts" in Amendent No. 1 to the Registration Statement (Form S-3 No. 333-39905) and related Prospectus of Miravant Medical Technologies for the registration of up to 3,540,000 shares of its common stock and to the incorporation by reference therein of our report dated February 5, 1997, with respect to the consolidated financial statements of Miravant Medical Technologies included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

Woodland Hills, California
December 4, 1997                              /s/  ERNST & YOUNG LLP
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                                                   ERNST & YOUNG LLP